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                                                                   EXHIBIT 15
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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


We are aware that our report dated September 10, 1997, on our review of the interim consolidated financial information of Intimate Brands, Inc. and Subsidiaries for the thirteen-week and twenty-six-week periods ended August 2, 1997 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                       /s/ Coopers & Lybrand

                                       COOPERS & LYBRAND L.L.P.

Columbus, Ohio
September 10, 1997